EXHIBIT 99.1
FOR IMMEDIATE RELEASE

THORIUM POWER SIGNS NEW AGREEMENT WITH
RUSSIA’S KURCHATOV INSTITUTE

Reconfirms Strategic R&D Relationship and Secures Worldwide Rights to Technical Data

McLEAN, Va., December 31, 2007 — Thorium Power Ltd. (OTC Bulletin Board: THPW), the leading developer of low waste, non-proliferative nuclear fuel technology for existing and future reactors, today announced that a new formal agreement has been reached with Russia’s Kurchatov Institute relating to the irradiation testing program for the Company’s fuel designs, which has been ongoing since 2002. The agreement assigns to Thorium Power Inc., a wholly owned subsidiary of Thorium Power Ltd., the worldwide rights, title and interest in and to the technical data generated from the ampoule irradiation testing of seed and blanket fuel samples in the Kurchatov research reactor over the past two years.

Andrey Mushakov, Thorium Power’s Executive Vice President for International Nuclear Operations, stated: “The agreement reconfirms our strategic development relationship with the Kurchatov Institute, one of Russia’s premier nuclear research institutes. Ampoule irradiation testing is a critical long lead time activity in our comprehensive program of technology testing and demonstration activities and it is a vital process that new fuel designs must perform as part of a fuel qualification and regulatory licensing process. The ampoule irradiation testing work continues as expected at the Kurchatov Institute, and this agreement formalizes our rights to valuable technical data necessary for regulatory licensing of our commercial fuel designs.”

Seth Grae, Thorium Power’s CEO, added: “This agreement continues the excellent working relationship that we have had with the Kurchatov Institute and the Russian government for over a decade. The work under this agreement is an important step towards the demonstration of our fuel designs in a full scale commercial reactor.”

About Thorium Power, Ltd.
Based in McLean, VA, Thorium Power, Ltd. is a nuclear energy pioneer and the leading provider of low-waste, non-proliferative nuclear fuel technology for existing and future reactors. The Company's technologies include nuclear fuel designs optimized to address key concerns about traditional nuclear power, including nuclear proliferation and nuclear waste. Thorium Power plans to license its technologies to commercial and government owned reactor operators and nuclear fuel fabricators aiming to benefit from thorium-based fuels. The Company is targeting new reactors in countries without a nuclear industry today, as well as currently operating and new reactors in countries with an established industry. Thorium Power is also leveraging its nuclear technology, business and regulatory expertise and relationships by offering services to commercial entities and governments looking to establish or expand nuclear industry capabilities and infrastructure. In addition to leveraging its International and Technical Advisory Boards comprised of key national and international leaders in the fields of nuclear energy, finance, government affairs, non-proliferation and diplomacy, the Company maintains long-standing relationships with leading Russian nuclear entities, providing expert resources and facilities for its nuclear fuel development activities. To support the implementation of its business model, Thorium Power has plans to form partnerships with various types of participants in the nuclear industry, allowing the Company to address multiple nuclear reactor types internationally.

DISCLAIMER
This press release may include certain statements that are not descriptions of historical facts, but are forward-looking statements. These forward-looking statements may include the description of our plans and objectives for future operations, assumptions underlying such plans and objectives, statements regarding benefits of the new agreement with Kurchatov and other statements identified by forward-looking terminology such as "may," "expects," "believes," "anticipates," "intends," "expects," "projects" or similar terms, variations of such terms or the negative of such terms. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. Such information is based upon various assumptions made by, and expectations of, our management that were reasonable when made but may prove to be incorrect. All of such assumptions are inherently subject to significant economic and competitive uncertainties and contingencies beyond our control and upon assumptions with respect to the future business decisions which are subject to change. Accordingly, there can be no assurance that actual results will meet expectations and actual results may vary (perhaps materially) from certain of the results anticipated herein. Reference is made to the risk factors contained in our latest annual report as filed with the Securities and Exchange Commission. These factors may cause actual results to vary from the forward-looking statements contained in this release.

Further information is available on Thorium Power, Ltd.'s website at http://www.thoriumpower.com

Contact:

For more information:
Peter Charles
Thorium Power, Ltd.
Ph: (703) 918-4932
Email: ir@thoriumpower.com